AMENDMENT NUMBER 5
TO THE
TRANSFER AGENCY AND SERVICES AGREEMENT

This Amendment Number 5 To The Transfer Agency And Services Agreement, dated as of April 13, 2012 "Amendment"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and UBS Money Series ("Fund").

Background

BNYM (under its former names First Data Investor Services Group, Inc. and PFPC Inc.) and the Fund (under its current name or under its former names Mitchell Hutchins Institutional Series and Mitchell Hutchins LIR Money Series) (collectively, the “Parties”) entered into a Transfer Agency And Services Agreement, dated as of August 3, 1998 (the “Original Agreement”).

The Parties entered into three amendments to the Original Agreement, dated March 5, 2001, March 17, 2004 and August 28, 2007.

BNYM (under its former name PFPC Inc.) and UBS Select Prime Institutional Fund (under its former name UBS Select Money Market Fund), a series of the Fund, entered into one amendment to the Original Agreement, dated October 1, 2003.

The Original Agreement and the amendments thereto shall collectively be referred to herein as the "Amended Agreement".

Terms

In consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties intending to be legally bound agree as set forth above and as follows:

1. Modifications to Amended Agreement. The Amended Agreement is amended as follows:

(a) The phrase "PFPC Inc." shall be replaced each place it appears with the phrase "BNY Mellon Investment Servicing (US) Inc.", the term "PFPC" shall be replaced each place it appears with the term "BNYM", and any references to "The PNC Financial Services Group, Inc." shall be replaced a reference to The Bank of New York Mellon Corporation."

(b) Article 1.1 is amended by adding new subsections (n) through (s) which shall read in their entirety as follows:

(n)	"Original Agreement" means the Transfer Agency And Services Agreement, dated as of August 3, 1998, between the Fund (under its former name Mitchell Hutchins Institutional Series) and BNYM (under its former name First Data Investor Services Group, Inc.).

(o)	"Amendments" means the amendments to the Original Agreement listed on Schedule B hereto.

(p)	"Current Amendment" means the last Amendment listed on Schedule B.

(q)	"Prior Amendments" means all Amendments with the exception of the Current Amendment.

(r)	"Amended Agreement" means the Original Agreement as amended by the Prior Amendments.

(s)	"Agreement" means the Original Agreement as amended by all Amendments.

(c) Article 26.1 is deleted and replaced in its entirety with the following:

          26.1 The Original Agreement, all Amendments, and the following Exhibits and Schedules:

Exhibit 1	List of Portfolios
Schedule A	Duties of BNYM
Schedule B	Amendments to the Transfer Agency And Services Agreement
Schedule D	Fund Documents
Exhibit 1	MA2000 User Agreement

constitute the complete, exclusive and fully integrated record of the agreement reached by the parties with respect to the subject matter therein and supersede all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter therein; provided, however, the rights and obligations of the parties under the Agreement as of any particular date during its effectiveness shall be determined exclusively by reference to the terms of the Agreement as it may have been cumulatively amended through such determination date (for purposes of clarity: an Amendment shall apply on and after its effective date and shall not have or be given retroactive application unless retroactive application, in whole or in part, is expressly provided for therein). No change, termination, modification or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. A party’s waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

(d) Exhibit 1 - List of Portfolios is hereby deleted and replaced in its entirety with the Exhibit 1 - List of Portfolios attached to Amendment Number 5 To The Transfer Agency And Services Agreement, dated as of April 13, 2012.

(e) A new Schedule B shall be added which reads in its entirety as set forth on the Schedule B attached to Amendment Number 5 To The Transfer Agency And Services Agreement, dated as of April 13, 2012.

2. Remainder of Amended Agreement. Except as explicitly amended by this Amendment, the terms and provisions of the Amended Agreement are hereby ratified, declared and remain in full force and effect.

3. Governing Law. The governing law of the Amended Agreement shall be the governing law of this Amendment.

4. Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Amended Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

UBS Money Series		BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Keith A. Weller	By:	/s/ Michael Denofrio

Name:	Keith A. Weller	Name:	Michael Denofrio

Title:	Vice President and Assistant Secretary	Title:	Executive Vice President and Managing Director

By:	/s/ Eric Sanders

Name:	Eric Sanders

Title:	Vice President and Assistant Secretary

Exhibit 1

(Revised as of April 13, 2012)

LIST OF PORTFOLIOS

UBS Select Prime Institutional Fund
UBS Select Treasury Institutional Fund
UBS Select Tax-Free Institutional Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Select Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Select Tax-Free Investor Fund
UBS Select Prime Capital Fund
UBS Select Treasury Capital Fund
UBS Select Tax-Free Capital Fund

SCHEDULE B

Amendments to the Transfer Agency And Services Agreement

Name	Date

Amendment Number 1 To The Transfer Agency And Services Agreement between Mitchell Hutchins LIR Money Series (formerly known as Mitchell Hutchins Institutional Series) and PFPC Inc. (formerly known as First Data Investor Services Group, Inc.)

3/5/2001

Amendment to Transfer Agency and Related Services Agreement between PFPC Inc. and the UBS Select Money Market Fund (formerly known as Brinson Select Money Market Fund and Mitchell Hutchins LIR Select Money Market Fund),

Dated October 1, 2003, with signature of PFPC Inc. dated January 20, 2004
Amendment Number 3 To The Transfer Agency and Services Agreement between UBS Money Series (formerly known as the Brinson Money Series and the Mitchell Hutchins LIR Money Series) and PFPC Inc.	3/17/2004
Amendment Number 4 To The Transfer Agency and Services Agreement between UBS Money Series and PFPC Inc.	8/28/2007
Amendment Number 5 To The Transfer Agency and Services Agreement between UBS Money Series and BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.)	4/13/2012